MENTOR REPORTS THIRD QUARTER FINANCIAL RESULTS

•     Sales Were $120.5 Million in the Third Quarter 2006, Comparable to Sales of $120.6 in the Third Quarter 2005

•     Non-GAAP Earnings per Share Were $0.33 per Share, Excluding Charges Related to the Company's
  Strategic Initiatives, Compared to Earnings Per Share of $0.34 in the Third Quarter Fiscal Year 2005

•     GAAP Earnings Per Share Including $0.06 of Charges Related to the Company's Strategic Initiatives Were
  $0.26 in the Third Quarter 2006

SANTA BARBARA, February 6, 2006 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products in the United States and internationally, today announced financial results for the third quarter of fiscal year 2006, with sales of $120.5 million, comparable to sales of $120.6 million in the third quarter of 2005.  Non-GAAP earnings were $0.33 per share, excluding charges related to the Company's strategic initiatives, compared to $0.34 in the third quarter of fiscal year 2005.  GAAP earnings were of $0.26 per share including $0.06 of charges related to the Company's strategic initiatives.

"The health of our business is strong and we are confident in the future.  Our third quarter results were impacted by transitory factors and temporal disruptions related to Mentor's ongoing strategic initiatives and the continuing FDA review of our silicone gel PMA," commented Joshua H. Levine, President and Chief Executive Officer of Mentor Corporation.  "While we strongly believe these activities have the potential to create significant value for Mentor's shareholders, there is uncertainty regarding their timing.  Because of a lack of visibility in these areas, we believe it is appropriate to withdraw our full-year financial guidance for fiscal year 2006."

In October 2005, Mentor announced its strategy to seek strategic alternatives for its urology business and increase its focus on aesthetic medicine.  Based on discussions to date, Mentor is hopeful that a decision will be announced within the next 90 days.

"We are aggressively positioning Mentor to be a leader in aesthetic medicine, capitalizing on the evolving trends in the market through internal research and development programs and through strategic transactions that will provide further momentum in this fast growing and profitable segment," added Levine.  "While we have decided that we will not be pursuing a strategic relationship with Medicis at this time, we remain committed to executing on our strategy to become a company focused exclusively in aesthetic medicine."

Product Sales
Total sales were $120.5 million including $3.0 million of negative foreign currency exchange effects in the third quarter of fiscal year 2006, in line with sales in the third quarter of fiscal year 2005.

•    Aesthetics Segment

Mentor's Aesthetics sales were $63.1 million in the third quarter of fiscal year 2006, comparable to sales in the third quarter of fiscal year 2005.

•    Surgical Urology Segment

Mentor's Surgical Urology sales were $30.9 million in the third quarter of fiscal year 2006, a decrease of 3% from sales in the third quarter of fiscal year 2005.

•    Clinical and Consumer Healthcare Segment

Mentor's Clinical and Consumer Healthcare sales were $26.5 million in the third quarter of fiscal year 2006, an increase of 4% over sales in the third quarter of fiscal year 2005.

Gross Profit
Gross profit for the third quarter of fiscal year 2006 was $79.5 million, or 66% of sales, compared to $77.7 million, or 64.5% of sales, in the third quarter of fiscal year 2005.  Key contributors to the improvement in Mentor's gross profit during the quarter were strong sales of higher margin products and improved manufacturing efficiencies.

Selling, General & Administrative
Selling, general and administrative (SG&A) expense in the third quarter of fiscal year 2006 included $5.0 million in charges related to the Company's strategic initiatives and was $50.4 million, or 41.8% of sales, comparable to $45.4 million, or 37.6% of sales, in the third quarter of fiscal year 2005.  Increased selling and marketing expense, including our direct-to-consumer advertising program for erectile dysfunction, was partially offset by decreases in performance-related compensation.

Research & Development
Research and development (R&D) expense in the third quarter of fiscal year 2006 was $9.5 million, compared to $8.1 million in the third quarter of fiscal year 2005.  During the quarter, the Company's investment in R&D supported the ongoing review of Mentor's pending silicone gel-filled breast implant Pre-Market Approval (PMA) application and the Company's botulinum toxin type A clinical development program.

•    Silicone Gel Filled Breast Implants

Mentor remains in discussion with the FDA regarding the conditions for approval of the Company's Memory Gel™ silicone gel breast implant PMA and recent concerns with respect to post-market patient monitoring.  There can be no assurances with respect to the timing and outcome of these discussions.

•    Hyaluronic Acid-Based Dermal Filler

Mentor has identified potential issues with some of the data from pivotal clinical study that will require further evaluation and will result in a delay to its PMA submission timeline.

•    Botulinum Toxin Type A

Mentor announced that it had started the phase 2 dose-finding study of its botulinum toxin type A product for cosmetic indications in the second quarter, and that it had completed enrollment of all patients in the study during the third quarter of fiscal year 2006.  The Company continues to move forward aggressively with this development program.

Charges Related to Strategic Initiatives
During the third quarter 2006, Mentor recorded $5.0 million in charges related to the Company's strategic initiatives, all of which were recorded in SG&A expense for the quarter.  These charges included $1.7 million of expenses related to the ongoing evaluation of strategic alternatives for the Company's urology business, and $3.3 million of expenses related to Mentor's focus on expanding in aesthetic medicine.  Net of taxes, these charges equated to $0.06 per share.

Earnings Per Share
GAAP earnings per share (EPS) for the third quarter of fiscal year 2006 were $0.26, which includes approximately $0.06 per share of charges related to the Company's strategic initiatives, compared to earnings per share of $0.34 in the third quarter of fiscal year 2005.  The shares used to calculate earnings per share for the third quarter 2006 were 51.8 million shares outstanding, compared to 50.0 million shares in the third quarter 2005.

Dividend
Mentor declared a dividend of $0.18 per share in the third quarter of fiscal year 2006, compared to $0.17 per share in the third quarter of fiscal year 2005.

Balance Sheet
Mentor ended the third quarter of fiscal year 2006 with $197.0 million in cash and marketable securities, an increase of approximately $84 million over the $112.9 million recorded at the end of fiscal year 2005.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 934-4850 at 6:00 p.m. EST today until Midnight EST February 13, 2006.  You may also listen to the live webcast at 5:00 p.m. EST today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

About Mentor Corporation
Founded in 1969, Mentor Corporation is a leading supplier of medical products for the global healthcare market.  The Company develops, manufactures and markets innovative, science-based products for the aesthetics, urologic specialties and clinical and consumer healthcare markets around the world.  The Company's website is www.mentorcorp.com.

Note Regarding Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income and earnings per share information for the third quarter and full year included in this press release are different from those otherwise presented under GAAP as these non-GAAP measures exclude certain charges.  These charges include Legal and professional fees related to our strategic initiatives, and costs related to employee retention programs.  Mentor has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain charges and therefore are helpful in understanding Mentor's underlying operating results.  These non-GAAP measures are some of the primary measures Mentor's management uses for planning and forecasting.  These measures are not in accordance with, or an alternative to GAAP and these non-GAAP measures may not be comparable to information provided by other companies.  Reconciliations of GAAP to non-GAAP results are presented at the end of this press release.

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's confidence in the future of the Company, the transitory and temporal nature of issues related to the Company's ongoing strategic initiatives and the continuing FDA review of the Company's silicone gel PMA, the potential of such events to create significant value for Mentor shareholders, Mentor's expectation that any decisions related to strategic alternatives for the Company's urology business would enable the Company to focus more fully on its aesthetics business, the Company's hope that a decision regarding its urology business will be announced within the next 90 days, the Company's aggressive positioning to be a leader in aesthetic medicine, capitalizing on the evolving trends in the market through internal research and development programs and through strategic transactions that will provide further momentum in this fast growing and profitable segment, the Company's decision to not pursue a strategic relationship with Medicis at this time, and its commitment to execute Mentor's strategy to become focused exclusively in aesthetic medicine, the Company's expectations that it can meet the conditions for stipulated by FDA for its silicone gel implant PMA, and the Company's belief that its further evaluation with respect to its hyaluronic acid-based dermal filler will result in a delay to its PMA submission timeline.  Forward-looking statements are also identified by words such as "anticipates," "expects,"  "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or negatives of these words.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These forward-looking statements are based on Mentor's current expectations, estimates, projections, beliefs and assumptions.  These forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time.  Such information is subject to change, and Mentor will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, Mentor's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Mentor include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, changes in the mix of our products sold, patent conflicts, product recalls, United States Food and Drug Administration (FDA) delay in or approval or rejection of new or existing products, changes in Medicare, Medicaid or third-party reimbursement policies, changes in government regulation, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, our inability to integrate new acquisitions, and other events.  Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:
Mentor Corporation
Peter R. Nicholson
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	December 31,		%	December 31,		%
	2005	2004	Change	2005	2004	Change
Net sales	$120,516	$120,601	0%	$370,114	$351,812	5%

Cost of sales	41,007	42,856	(4)%	127,354	127,469	0%
Gross profit	79,509	77,745	2%	242,760	224,343	8%

Selling, general and administrative expense	50,384	45,353	11%	143,361	129,173	11%
Research and development expense	9,460	8,053	17%	26,643	24,636	8%
	59,844	53,406	12%	170,004	153,809	11%

Operating income	19,665	24,339	(19)%	72,756	70,534	3%

Interest (expense)	(1,408)	(1,346)	5%	(4,294)	(3,982)	8%
Interest income	952	683	39%	2,571	1,631	58%
Other income (expense), net	(78)	432	(118)%	(29)	249	(112)%

Income before income taxes	19,131	24,108	(21)%	71,004	68,432	4%

Income taxes	6,387	7,779	(18)%	23,667	21,915	8%
Net income	$12,744	$16,329	(22)%	$47,337	$46,517	2%

Earnings per share
Basic earnings per share	$0.29	$0.39	(24)%	$1.10	$1.10	0%
Diluted earnings per share	$0.26	$0.34	(24)%	$0.98	$0.98	0%
Dividends per share	$0.18	$0.17	6%	$0.53	$0.49	8%

Weighted average shares outstanding
Basic	43,535	42,367	3%	43,016	42,360	2%
Diluted	51,834	49,987	4%	50,962	50,169	2%

	Three Months Ended			Nine Months Ended
	December 31,			December 31,
	2005	2004	% Change	2005	2004	% Change
GAAP diluted earnings per share	$0.26	$0.34	(24)%	$0.98	$0.98	0%
Strategic initiative expenses, net of tax	0.06	-	-	0.06	-	-
Non-GAAP diluted earnings per share[1]	$0.33[2]	$0.34	(3)%	$1.04	$0.98	6%

[1] Non-GAAP diluted earnings per share does not reflect the impact of strategic initiatives in the third quarter.  See reconciliation of diluted earnings per share to Non-GAAP diluted earnings per share in the attached schedule in this press release.

[2] Non-GAAP per share amounts do not total due to mathematical rounding.

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	December 31,			December 31,
	2005	2004	% Change	2005	2004	% Change

Breast aesthetics	$54,964	$54,213	1%	$170,302	$158,514	7%
Body aesthetics	3,764	4,647	(19)%	12,870	13,286	(3)%
Other aesthetics, including facial	4,344	4,321	1%	12,698	11,247	13%
Aesthetic sales	63,072	63,181	0%	195,870	183,047	7%

Penile implants	7,161	6,485	10%	20,582	19,032	8%
Brachytherapy	4,013	3,937	2%	12,106	11,580	5%
Women's health (pelvic floor)*	5,826	5,569	5%	17,190	17,189	0%
Disposable urinary care/other	13,946	15,890	(12)%	45,147	46,366	(3)%
Surgical urology sales	30,946	31,881	(3)%	95,025	94,167	1%

Clinical & consumer sales	26,498	25,539	4%	79,219	74,598	6%

Total sales	$120,516	$120,601	0%	$370,114	$351,812	5%

* Includes royalty revenue

MENTOR CORPORATION
NON-GAAP OPERATING INCOME, NET INCOME AND EARNINGS PER SHARE RECONCILIATIONS
(unaudited, in thousands, except per share data)

		%		%
	Three Months Ended December 31, 2005	Net Sales	Nine Months Ended December 31, 2005	Net Sales

Operating income reconciliation
GAAP operating income	$19,665	16%	$72,756	20%

Strategic initiative expenses	5,001	4%	5,001	1%

Non-GAAP operating income	$24,666	20%	$77,757	21%

Net income reconciliation
GAAP net income	$12,744	11%	$47,337	13%

Strategic initiative expenses	5,001	4%	5,001	1%

Tax effect of strategic initiative expenses	(1,670)	(1)%	(1,670)	0%

Non-GAAP net income	$16,075	13%	$50,668	14%

Earnings per share reconciliation
GAAP diluted EPS	$0.26		$0.98

Strategic initiative expenses	0.10		0.10

Tax effect of strategic initiative expenses	(0.03)		(0.03)

Non-GAAP diluted EPS	$0.33		$1.04[1]

[1] Non-GAAP per share amounts do not total due to mathematical rounding.

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	December 31, 2005	March 31, 2005
Current assets:
Cash and marketable securities	$196,977	$112,894
Accounts receivable, net	100,799	110,749
Inventories	76,087	74,679
Deferred income taxes	24,430	23,976
Prepaid expenses and other	21,757	16,574
Total current assets	420,050	338,872

Property and equipment, net	66,627	72,287

Intangible assets, net	30,053	32,155
Goodwill, net	23,040	24,080
Other assets	10,508	10,207
	$550,278	$477,601

Liabilities and shareholders' equity
Current liabilities	137,809	141,859
Long-term accrued liabilities	9,278	10,587
Convertible subordinated notes	150,000	150,000
Shareholders' equity	253,191	175,155
	$550,278	$477,601

MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE
(Unaudited, in thousands, except per share data)

	Fiscal Year 2005 ending March 31, 2005					Fiscal Year 2006
	Q1*	Q2*	Q3	Q4	FY	Q1	Q2	Q3	FY
Net income as reported	$17,654	$12,534	$16,329	$8,364	$54,881	$22,475	$12,118	$12,744	$47,337
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802	802	802	2,406
Numerator for diluted EPS calculation	$18,456	$13,336	$17,131	$9,166	$58,089	$23,277	$12,920	$13,546	$49,743

Weighted average shares outstanding	42,163	42,548	42,367	40,579	41,921	42,234	43,253	43,535	43,016
Shares issuable through exercise of stock options	2,873	2,690	2,492	2,428	2,620	2,056	2,057	1,831	2,011
Shares issuable through conversion of convertible notes	5,121	5,124	5,128	5,131	5,126	5,133	5,136	5,139	5,136
Unvested restricted shares outstanding	-	-	-	-	-	-	-	276	92
Shares issuable through exercise of warrants (treasury stock method)	-	-	-	-	-	-	1,069	1,053	707
Denominator for diluted EPS calculation	50,157	50,362	49,987	48,138	49,667	49,423	51,515	51,834	50,962
Diluted earnings per share	$0.37	$0.26	$0.34	$0.19	$1.17	$0.47	$0.25	$0.26	$0.98
Year over year change in diluted EPS	12%	13%	31%	(39)%	4%	27%	(3)%	(23)%	0%

*Note: We adopted the provisions of EITF 04-8 in December 2004, which requires that the dilutive impact of contingently issuable shares from our $150 million of convertible notes to be included in the diluted earnings per share calculation, on a retrospective basis.